Exhibit 10.24

[***] Certain information in this document has been excluded pursuant to Item (601)(b)(10) of Regulation S-K because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.
MASTER LICENSE AGREEMENT
This Master License Agreement (this “Agreement”), dated as of February 22, 2019 (the “Effective Date”) by and between TransAct Technologies Incorporated, having an address at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut 06518, USA (“TransAct”) and [***], each a “Party” and collectively the “Parties.”
BACKGROUND
A.          [***] has developed and is in the process of developing a suite of proprietary, web-based programs for use in the food service and food preparation industries (the “[***] Solution”), and is engaged in the business of continuing to develop such programs and other related and complimentary software applications, services and products, including hardware and other equipment; and
B.          TransAct desires to retain [***] to provide a version of the [***] Solution to be rebranded and sold to TransAct customers as a TransAct branded platform called BOHA! (the “BOHA! Solution”) and to provide certain services and additional products related thereto, including software development for TransAct customers who wish to augment the functionality of the BOHA! Solution, from time to time as described herein, and [***] desires to provide the same to TransAct, each on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties, intending to be legally bound, agree as follows:
1.          Services; Additional Agreements.
1.1          Services.  TransAct hereby engages [***], and [***] accepts such engagement, to provide to TransAct certain Licensed Products (including the BOHA! Solution, a white labeled version of the [***] Solution) (as defined below) and the services to TransAct as set forth in Section 2 below and such other services as the Parties may agree from time to time (such services, the “Services”).
a.          Software; Certain Definitions.  For purposes of this Agreement, “Software” shall mean the computer programs, including programming tools, scripts, and routines that [***] has developed, develops or otherwise provides under this Agreement including, without limitation, the [***] Applications (as defined below) in white label form with BOHA! Solution rebranding (regardless of whether performed domestically or abroad and regardless of whether performed before or after execution of this Agreement), and all updates, upgrades, new versions, new releases, enhancements, improvements, and other modifications made or provided thereto and any New Products (as defined below) from time to time. Without limitation, the Software shall have the functionality and compatibilities set forth in Exhibit A hereto. “[***] Applications” means [***]’s [***] applications, including any new versions or updates of the same from time to time.  “New Products” means any new software or applications developed by [***] during the Term that are used or useable in, related to, or otherwise complimentary to the [***] Solution.

1.2          Documentation.  Prior to or concurrently with the delivery of any Software hereunder, [***] shall provide TransAct complete and accurate user manuals, operating manuals, and other instructions, specifications, documents and materials, in any form or media, that describe the components, features, requirements, and other aspects of the Software, including any functionality, testing, operation or use thereof (the “Documentation”) for such Software.  Documentation shall include all such information as may be reasonably necessary for the effective testing, use, support, and maintenance of the applicable Software by TransAct and its customers, including the effective configuration, integration, and systems administration of the Software and performance of all other functions set forth in the Software specifications for use with a TransAct branded internet portal that hosts the BOHA! Solution or as otherwise reasonably requested by TransAct.  Unless otherwise agreed in writing, [***] shall provide all Documentation in electronic form, in such formats and media as TransAct may reasonably request.  “Licensed Products” (and individually, a “Licensed Product”) as used in this Agreement means the Software and the Documentation.
1.3          Open-Source Components.  [***] has identified to TransAct all Open Source Components incorporated into, combined with or distributed with any Software and [***] represents and warrants to TransAct that [***] is in compliance with the terms and conditions of all licenses for such Open Source Components. “Open Source Components” means any software component that is subject to any open source copyright license agreement, including software available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any other license that is approved by the Open Source Initiative.
1.4          [***] Personnel.  [***] is solely responsible for all of its employees and sub-contractors (if permitted pursuant to Section 10.8) (the “[***] Personnel”) and for the payment of their compensation, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers compensation insurance and disability benefits.  If TransAct assigns any of its employees to contribute to the development of any Licensed Products, TransAct shall be responsible for the payment of such TransAct employees’ compensation, including, if applicable, withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers compensation insurance and disability benefits.
1.5          Change Orders.  The Parties may change the scope of the Services, Licensed Products and other matters specified in this Agreement (including feature changes to the Licensed Products used by an individual TransAct customer) by either a written change order signed by representatives of both Parties or an exchange of emails between representatives of both Parties (“Change Order”) (e.g. a request email for a change by a TransAct representative and a confirmatory email of the same by a [***] representative). In the event that [***] does not respond to a Change Order request from TransAct within fifteen (15) business days, [***] will be deemed to have confirmed and accepted such Change Order. [***] will use its best efforts to accommodate Change Order requests from TransAct.  Any additional functionalities that a TransAct customer may request with respect to any Licensed Products that are the subject of a Change Order will be evaluated by [***] to determine whether such additional functionalities can be accommodated using reasonable time and efforts (each, an “Ordinary Development Request”) or whether such additional functionalities would require significant time and incur substantial costs to develop (each, a “Substantial Development Request”).

[***] will promptly notify TransAct whether such customer request is an Ordinary Development Request or a Substantial Development Request.  Ordinary Development Requests will be developed in a timely manner by [***] following notification and at no additional cost to TransAct, it being agreed by the Parties that the Monthly Fees received by [***] pursuant to this Agreement are adequate compensation for such additional development activities.  Any notification of a Substantial Development Request will include [***]’s good faith estimate of the development time and likely costs (based on [***]’s standard rates) involved in the development of the additional functionalities.  TransAct will confer with the customer making the Substantial Development Request, and if the customer wishes to pursue such development, [***] and TransAct shall enter into a mutually acceptable separate agreement regarding such development, which among other things, will address the final price of, and ownership rights with respect to, such developed materials.
1.6          Standard of Performance.  [***] will be responsible for overall management and performance of the Services.  [***] will design, develop, create, test, deliver, configure, integrate, customize, and otherwise provide and make fully operational Licensed Products on a timely and professional basis in accordance with all terms, conditions, and specifications set forth in this Agreement.  The [***] Personnel will perform the Services in a timely, professional and workmanlike manner, using the degree of skill, care, and judgment consistent with customarily accepted good business practices.  All Services and Licensed Products provided hereunder will be subject to TransAct’s review and approval in accordance with the terms contained herein.  In addition to the warranty obligations contained herein, any claim made in good faith by TransAct regarding the deficiency of the Services or Licensed Products shall be resolved by [***] repairing the deficiency of the Services or Licensed Products at no additional cost to TransAct.
1.7          Confirmation Testing.  TransAct shall have the right to test and evaluate the Licensed Products for operational compatibility with TransAct systems and white label branding as and when such Licensed Products are made available for use on in BOHA! Solution.  [***] will provide to TransAct all relevant documents, deliverables and other information that is reasonably necessary for TransAct to make its evaluation.  If TransAct determines that such Licensed Product is deficient in one or more respects, TransAct shall notify [***] in writing outlining each deficiency, and [***] shall use its reasonable best efforts to promptly repair the deficiency.  Promptly following any initial testing and evaluation, or testing and evaluation following identification of any deficiencies (and after the same have been repaired) TransAct will confirm to [***] that such Licensed Products are ready to be used in a production environment.  Notwithstanding the foregoing, TransAct’s confirmation of  Licensed Products shall in no way limit the performance and warranty obligations of [***] as identified in Section 1.7 and Section 8.
1.8          Data Security; Disaster Recovery.

(a)          [***] will employ data security measures in accordance with applicable industry practice with respect to the delivery of Services hereunder (including the protection of the data of any customers of TransAct and hosting of the BOHA! Solution), but in no event less rigorous than those employed by [***] with respect to its internal systems.  [***] maintains a data breach plan in accordance with applicable industry practice.

(b)          [***] shall maintain or cause to be maintained disaster avoidance and recovery procedures designed to safeguard the data of TransAct and its customers and TransAct's other Confidential Information, and the availability of the Services and Licensed Product (including the operations of the BOHA! Solution), in each case throughout the Term and at all times in connection with its actual or required performance of the Services hereunder.  [***] shall conduct or have conducted daily backups of TransAct’s and its customer’s data in the BOHA! Solution and store such backup data in a commercially reasonable location and manner.  The force majeure provisions of Section 10.12 shall not limit [***]’s obligations under this Section 1.8(b).

1.9          Insurance.  At all times during the Term and for a period of five (5) years thereafter, the Parties shall procure and maintain, at its sole cost and expense, from reputable insurance companies, insurance coverage in the following types and amounts : (i) Commercial General Liability with limits no less than $1,000,000 per occurrence and $4,000,000 in the aggregate, including bodily injury and property damage and products and completed operations and advertising liability, which policy will include contractual liability coverage insuring the activities of [***] under this Agreement, (ii) Cyber Liability Insurance, including first party and third party coverage, with limits no less than $2,000,000 per occurrence and $2,000,000 in the aggregate for all claims each policy year, and (iii) Errors and Omissions/Professional Liability with limits no less than $2,000,000 per occurrence and $2,000,000 in the aggregate for all claims each policy year.

1.10          [***] Hardware.  The Parties agree that promptly following the execution of this Agreement they will negotiate in good faith one or more agreements to provide TransAct the right to sell certain equipment and hardware designed, owned or licensed by [***] for use with the Licensed Products, including, without limitation, a wireless printer, handheld device, temperature probe and case and wireless sensors and gateway.

2.          Services including Training, Maintenance and Support; Hosting; Web Portal; White Labeling; Customer and Sales Support; Pricing; Non-Solicitation.  All Services described in this Section 2 shall be provided at no additional charge to Transact, it being acknowledged and agreed that the fees to be paid to [***] pursuant to Section 4 include full consideration therefor.
2.1          Training.  [***] shall provide TransAct and its designees with such training as it provides to other users of its [***] Solution.
2.2          Maintenance and Support.  During the Term and following the termination or expiration of the Term, [***] agrees to provide TransAct and its customers with the product support and maintenance services, including those described in Schedule A hereto with respect to the Software and Licensed Products for as long as [***] receives its portion of the Monthly Fees paid by TransAct customers as described in Section 4.1.  [***] shall offer such product support 24 hours per day, seven days per week, as described in Section 2.6.
2.3          Hosting.  During the Term and following the termination or expiration of the Term for as long as [***] receives its portion of the Monthly Fees paid by TransAct customers as described in Section 4.1, [***] shall provide a web portal (“Web Portal”) for and host the BOHA! Solution (the “Hosted Services”) for the benefit of TransAct and its customers, including compliance with any service levels described on Schedule A hereto.  The Hosted Services shall include a single production instance of the BOHA! Solution.

If a TransAct customer requires a separate production instance of the BOHA! Solution, [***] agrees to create such separate instance for a fee and within a timeframe to be reasonably and mutually agreed to by both Parties.  In the event that [***] fails to provide the Hosted Services in accordance with Schedule A hereto, solely in order to allow TransAct to take over hosting the BOHA! Solution and allow TransAct customers to continue using such software on their TransAct products (i) [***] shall promptly and at no additional cost to TransAct assist TransAct to migrate all relevant data, such as our user profiles and analytics data, to TransAct; (ii) TransAct shall immediately be entitled to a complete duplicate of all source code and documentation for the BOHA! Solution, and (iii) [***] grants TransAct a limited, worldwide, irrevocable, fully-paid, non-exclusive, transferable, royalty-free right and license to, and to sublicense to third parties to, host, use, modify, operate, execute, reproduce, display, and perform the source code (and related documentation) for the BOHA! Solution until the earlier of such time as (i) TransAct has no customers for the BOHA! Solution who first became customers during the Term, and (ii) [***] resumes providing Hosting Services in accordance with Schedule A hereto.
2.4          Web Portal.  The Web Portal will include (i) functionality that allows TransAct administrators and TransAct customers the ability to manage accounts, menu information, label designs, batch lists, documents, media and more and (ii) a section in the Web Portal for analytics that aggregates data for TransAct customers in specified reports as well as ability to export data. [***] will create the Web Portal with TransAct’s input as to look and feel, design and functionality.
2.5          White Labeling.  The white labeling of the [***] Solution for use as the BOHA! Solution will include rebranding of all trademarks and tradenames to the coordinate TransAct names, as well as trade dress and “look and feel” (including use of TransAct color schemes).  [***] and TransAct will consult and coordinate on all white labeling matters.
2.6          Customer Support.  TransAct will provide Low and Medium level customer support to TransAct customers, and [***] will provide High level customer support to TransAct customers, each as described on Schedule A hereto. [***] will cooperate with and assist TransAct in TransAct’s provision of Low and Medium level customer support and TransAct will cooperate with and assist [***]’s provision of High level customer support.
2.7          Sales Support.  TransAct is responsible for primary sales support during the Term.  At TransAct’s request, [***] will assist TransAct with initial customer demonstrations, pilot tests and evaluations and other customer prospecting support as TransAct may reasonably request from time to time.
2.8          Pricing.  TransAct is solely responsible for the pricing of the BOHA! Solution offered to any TransAct customer, provided that the pricing for the applicable components of the BOHA! Solution meet the minimum requirements set forth on Exhibit B hereto.  In the event that TransAct wishes to offer a customer pricing for one or more components of the BOHA! Solution that is less than the minimum requirements set forth on Exhibit B hereto, TransAct will obtain [***]’s prior approval for such pricing (not to be unreasonably conditioned, withheld or delayed).
2.9          Non-Solicitation.
(a)          As long as [***] is receiving Monthly Fees arising from a subscription for the BOHA! Solution with respect to a TransAct customer (an “Active TransAct Customer”) [***] agrees that it shall not sell or offer to sell any product similar to a Licensed Product, directly or indirectly, to any Active TransAct Customer.

(b)          [***] agrees that it shall not sell or offer to sell any product that can substitute for a Licensed Product, directly or indirectly, to any Active TransAct Prospect. “Active TransAct Prospect” as used herein means a prospective customer of TransAct that (i) has been identified to [***] as an Active TransAct Prospect in writing, (ii) [***] has been engaged to assist in configuring the Licensed Products for such prospective customer’s use, and (iii) TransAct is actively engaged with communications with such prospective customer regarding the purchase of a subscription to the BOHA! Solution.  A prospective customer shall cease to be an Active TransAct Prospect if there has been no forward sales progress  or no bona fide negotiations with such prospective customer within any twelve (12) month period following the initial identification to [***].
(c)          [***] will not, directly or indirectly, solicit any (i) Active TransAct Customer to terminate its relationship with TransAct or decrease its services with respect to the BOHA! Solution, or (ii) Active TransAct Prospect not to subscribe to the BOHA! Solution.
(d)          For purposes of this Section 2.9, a “customer” or “prospective customer” of TransAct refers to an individual operator, a franchisee or a corporate-owned entity that is subject to an agreement with TransAct or considering such an agreement with respect to the BOHA! Solution.  An “independent operator” means an operator that does not franchise its stores. Examples of independent operators would include [***] stores.  A “franchisee” means an operator associated with one or more brands that is able to make a decision regarding subscribing to the BOHA! Solution separate and apart from the brands’ corporate decision-making.  An example would be [***], which is a [***] franchisee ([***] would be prevented from soliciting [***], but not [***]).  A “corporate-owned entity” means an organization that has both corporate owned stores and franchise-owned stores.  An example would be [***], and if [***] was the customer, [***] would be prohibited from soliciting both corporate-owned and franchise-owned stores.
3.          Independent Contractors; No Partnership.
3.1          Independent Contractors.  This Agreement is intended to create an independent contractor relationship between the Parties for purposes of Federal, state and local law.  The Parties understand and agree that [***] Personnel will be: (a) the employees or subcontractors of [***] only, and [***] alone will determine the terms and conditions of such employment or engagement; and (b) hired, paid, supervised, directed, controlled, promoted or demoted, terminated, engaged and otherwise managed solely by [***].
3.2          No Partnership.  Nothing in this Agreement will be construed or implied to create a relationship of agency, affiliates, joint employers, or joint venturers.  Each Party acknowledges that no legal partnership is created under any applicable law under this Agreement. Neither Party will have the power or authority to act for the other in any manner or to create obligations or debts which would be binding on the other.  Neither Party will be responsible for any obligation of the other or be responsible for any act or omission of the other.

4.          Fees; Expenses; Taxes.
4.1          Fees.
(a)          In exchange for the provision of the Services and Licensed Products (including, without limitation, the software development, licenses, hosting, and support and maintenance services) described herein, TransAct shall pay [***] an aggregate fee consisting of the Base Fee, the Monthly Fees and the White Labeling Fee, each as described herein.
(b)          “Base Fee” means a one-time fee in an amount equal to $[***] payable within ten (10) business days following the execution by both Parties of this Agreement, and subject to repayment by [***] as provided below.
(c)          “Monthly Fees” means an amount equal to [***]% of the monthly subscription fee invoiced by TransAct to, and collected from, each of its customers for use of the BOHA! Solution during the Term, which Monthly Fees will be calculated at the end of each calendar month following TransAct’s acquisition of its first subscribing customer with respect to each active subscribing customer and payable to [***] by the 20th day of the month following the month for which the subscription fee is collected; provided, that TransAct shall withhold and retain [***]% of such Monthly Fees until the earlier of such time as TransAct has retained an amount equal to the Base Fee; provided, further, that TransAct shall not retain any amount of such Monthly Fees payable with respect to periods after December 31, 2020 (the “Repayment Period Termination”), and any amount of the Base Fee not repaid following such date shall not be repaid to TransAct.  Following the earlier of repayment in full to TransAct of the Base Fee or the Repayment Period Termination, [***] will be entitled to receive the full amount of such Monthly Fees.  The foregoing notwithstanding, TransAct may suspend payment of Monthly Fees to [***] in the event, and for the duration, of any material breach by [***] of its representations and warranties that affects the provision of the Services or Licensed Products to TransAct customers, and such suspension shall not be deemed a breach of any other provisions hereof, including, but not limited to Sections 2.2 and 2.3 related to the continuation of certain services contingent upon the receipt of Monthly Fees.  Upon satisfactory correction of the material breach by [***], Monthly Fees will resume and previously suspended amounts shall be paid.
(d)          “White Labeling Fee” means a lump sum payment of $[***] from TransAct to [***] that will be due and payable within ten (10) business days of January 1 of each year of the Term beginning on and after January 1, 2021.  In the event that [***] provides a white label version of the [***] Solution to any other third party during the Term it will charge any such third party a white label fee that is not less than the White Labeling Fee, or it will reduce TransAct’s White Label Fee to the amount charged to such third party.

(e)          The foregoing represents [***]’s sole compensation for the Services to be rendered and Licensed Products to be delivered under hereunder.
4.2          Expenses.  [***]’s expenses, including actual travel or other transportation-related expenses incurred by [***] in performing the Services or providing the Licensed Products will be included in the fees paid by TransAct as set forth in Section 4.1.  TransAct shall be responsible for the costs of establishing and maintaining a source code escrow (as described in Section 10.2 hereof) for the Licensed Products.

4.3          Taxes.  All fees set forth herein are exclusive of taxes.  [***] shall be responsible for all sales, use, VAT, gross receipts, real estate, personal property and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental entity on any amounts payable by TransAct to [***] hereunder, other than any taxes imposed on, or with respect to, TransAct’s income.  [***] will indemnify and hold harmless TransAct for any loss or damage (including without limitation any penalties and interest) sustained because of [***]’s failure to pay such taxes, if any.
4.4          Reports.  TransAct shall maintain complete, clear and accurate records of the information required or appropriate to determine the amounts of fees payable hereunder.  TransAct will also provide [***], periodically upon reasonable request, a summary report of licenses for the BOHA! Solution sold and related terms.

4.5          Audits.  Upon not fewer than five (5) business days’ advance written notice from [***], TransAct will permit audits of TransAct financial records to be performed by external auditors designated by [***] (collectively, “Auditors”) at [***]’s expense to verify TransAct’s adherence to its obligations under Section 4.1 and related provisions of this Agreement (the “Payment Obligations”).  The Auditors shall be subject to confidentiality obligations substantially similar to Section 6, and if not otherwise subject to such an obligation will execute and deliver to TransAct a confidentiality agreement regarding such obligations. Unless a breach of TransAct’s Payment Obligations under this Agreement shall have occurred, [***] shall not be entitled to exercise its audit rights hereunder more than once in any calendar year.  TransAct will, in a timely manner, fully cooperate with the Auditors and provide the Auditors all assistance as they may reasonably request in connection with an Audit.  Any Audit shall be conducted during TransAct’s regular business hours.  The Auditors shall use commercially reasonably efforts to avoid disrupting TransAct’s operations during any Audit.  If the Auditors document an undercharge of more than [***] for the audited period then TransAct will promptly (a) reimburse [***] for its reasonable cost of performing the Audit, and (b) reimburse [***] for any underpayment as the case may be. For undercharges less than [***], the Parties agree to  reasonably reconcile the outstanding amount.

4.6          Forecast.  On a quarterly basis, TransAct shall provide a non-binding, rolling six-month forecast of sales opportunities of the Services and Licensed Products to [***].

5.          Payment Terms.
5.1          Payments.  Monthly Fees due [***], subject to the retention described in Section 4.1 with respect to repayment of the Base Fee, shall be payable by TransAct to [***] within twenty days (20) days after the end of each month.
5.2          Disputed Amounts.  TransAct may withhold from payment any amount disputed by TransAct in good faith, pending resolution of the dispute, provided that TransAct: (a) timely pays all amounts not subject to dispute; (b) notifies [***] of the dispute prior to the due date, specifying in such notice (i) the amount in dispute, and (ii) the reason for the dispute; (c) works with [***] in good faith to resolve the dispute promptly; and (d) promptly pays any amount determined to be due by resolution of the dispute.  [***] shall continue performing its obligations under this Agreement notwithstanding any such dispute or actual or alleged nonpayment that is the subject of the dispute, pending its resolution.

6.          Confidential Information.
6.1          Definition.  “Confidential Information” shall mean confidential or other proprietary information that is disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under this Agreement or relates to the Licensed Products or the Services, including without limitation, product specifications and documentation, financial data, business and product plans, each Party’s software source code, and other confidential business information.  Without limitation, data and information concerning customers of TransAct (including, without limitation, (i) data entered by TransAct customers on TransAct terminals and software and hosted by [***], and (ii) information regarding how TransAct’s customers use TransAct-supplied terminals) constitutes Confidential Information of TransAct.  Confidential Information shall not include information which the Receiving Party can demonstrate: (a) is or becomes public knowledge without any action by, or involvement of the Receiving Party; (b) is disclosed by the Receiving Party with the prior written approval of the Disclosing Party; (c) was previously known to the Receiving Party without an obligation of confidence; (d) is independently developed by the Receiving Party without use of the Confidential Information; or (e) was acquired by the Receiving Party from a third party which is not, under an obligation of confidence with respect to such information.
6.2          Restrictions.  As a condition to being provided with any disclosure of or access to Confidential Information, the Receiving Party shall (a) not access or use Confidential Information other than as necessary to exercise its rights or perform its obligations under and in accordance with this Agreement; (b) except as may be permitted by and subject to its compliance with Section 6.4, not disclose or permit access to Confidential Information other than to its employees, officers, directors, consultants, legal advisors and permitted subcontractors (collectively, “Representatives”) who (i) need to know such Confidential Information for the performance of their obligations under and in accordance with this Agreement; (ii) have been informed of the confidential nature of the Confidential Information and their obligations under Section 6; and (iii) are bound by written confidentiality and restricted use obligations at least as protective of the Confidential Information as the terms set forth in Section 6; (c) safeguard the Confidential Information from unauthorized use, access or disclosure using at least the degree of care it uses to protect its own sensitive information and in no event less than a reasonable degree of care; and (d) ensure its Representatives’ compliance with, and be responsible and liable for any of its Representatives’ noncompliance with, the terms of Section 6.
6.3          Duration.  The Receiving Party shall continue such confidential treatment of Confidential Information for a period of five (5) years from the date of termination, expiration or cancellation of  this Agreement.  Notwithstanding the foregoing, trade secrets of the Disclosing Party will remain Confidential Information for so long as they remain trade secrets under applicable law.

6.4          Compelled Disclosures.  If the Receiving Party or any of its Representatives is compelled by applicable law to disclose any Confidential Information then, to the extent legally permitted, the Receiving Party shall: (a) promptly, and prior to such disclosure, notify the Disclosing Party in writing of such requirement so that the Disclosing Party can seek a protective order or other remedy, or waive its rights under Section 6.2; and (b) provide reasonable assistance to the Disclosing Party in opposing such disclosure or seeking a protective order or other limitations on disclosure.  If the Disclosing Party waives compliance or, after providing the notice and assistance required under this Section 6.4, the Receiving Party remains required by law to disclose any Confidential Information, the Receiving Party shall disclose only that portion of the Confidential Information that the Disclosing Party is legally required to disclose and, upon the Receiving Party’s request, shall use commercially reasonable efforts to obtain assurances from the applicable court or other presiding authority that such Confidential Information will be afforded confidential treatment.
7.          Intellectual Property Rights.
7.1          Licensed Products.
(a)          The Licensed Products shall be delivered in a form and format acceptable to TransAct (which shall include making such Licensed Products available for use by TransAct customers via the Web Portal).  The Licensed Products shall be owned solely and exclusively by [***], including any product changes or customization requested by TransAct under Section 1.5, except that TransAct shall retain ownership of any of TransAct’s Confidential Information or other proprietary information of TransAct (such as trademarks), subject to the license granted by TransAct to use such proprietary information as set forth in Section 7.2(b) below.  Ownership terms of materials developed pursuant to a Substantial Development Request will be addressed in a separate agreement with TransAct.  Licensed Products include, without limitation, the Software and Documentation.  Notwithstanding the foregoing, any ancillary works to the Licensed Products (such as applications that run on the BOHA! Solution) created by TransAct shall belong exclusively to TransAct.  TransAct will require that each of its customers subscribing to the BOHA! Solution will enter into an end user license agreement substantially in a form to be approved by [***].
(b)          [***] shall not design, develop or provide to TransAct any Licensed Products that infringe upon or violates the rights of any person or entity, including rights relating to defamation, privacy, publicity, contract, patent, copyright, trademark, trade secret or other intellectual property rights (collectively, “Third-Party Rights”).  If [***] becomes aware of any such possible violation or infringement, [***] shall immediately so notify TransAct in writing and correct the issue.
(c)          TransAct shall not (i) modify, adapt, alter, translate, copy or create derivative works of the Licensed Products; (ii) merge or bundle the Licensed Products with other software without written consent of [***]; (iii) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code for the Licensed Products (except as otherwise permitted pursuant to the terms of the source code escrow to be entered into pursuant to Section 10.2).

7.2          License Grant.
(a)          Upon the terms and conditions of this Agreement and in exchange for the payments set forth herein, [***] hereby grants to TransAct a limited, worldwide, irrevocable, non-exclusive, transferable, royalty-free right and license to, and to sublicense third parties to, make, have made, use, sell, offer for sale, export, import, execute, reproduce, distribute, display, perform and exploit the Licensed Products, including any enhancements thereto (i) during the Term of this Agreement, and (ii) thereafter for so long as TransAct customers continue to use the Licensed Products and the related Monthly Fees are paid to [***].  For purposes of clarification, TransAct shall have the right to create its own applications, or use third party applications, on TransAct’s devices in connection with the Software.
(b)          In connection with the Web Portal and BOHA! Solution, TransAct hereby grants to [***] a limited, revocable, worldwide, non-exclusive, non-transferable, royalty-free right and license to use the TransAct name and trademarks solely for the purposes of the Web Portal and BOHA! Solution during the period of time that the license granted by [***] in Section 7.2(a) remains in effect; provided that [***] shall comply with such guidelines for the use of the TransAct name and trademarks as TransAct may provide to [***] from time to time in writing.  Subject to this clause (b), TransAct retains all right, title and interest in the TransAct name and trademarks.
8.          Indemnification; Limitation of Liability; Warranties.
8.1          Indemnification by [***].  [***] shall defend, indemnify, and hold harmless TransAct and its officers, directors, employees, agents, contractors, successors, and assigns (each, a “TransAct Indemnitee”) from and against any and all losses, damages, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (together, “Losses”) incurred by the TransAct Indemnitee resulting from any claim, action, cause of action, demand, suit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, (each an “Action”) by a third party that arises out of or results from, or is alleged to arise out of or result from (a) [***]’s breach of any representation, warranty, covenant, or obligation of [***] (including any action or failure to act by any permitted subcontractor that, if taken or not taken by [***], would constitute such a breach by [***]) under this Agreement; or (b) the negligence or reckless or willful misconduct of [***] or its permitted subcontractors in connection with the Licensed Products or the performance of the Services, except (with regards to both (a) and (b) above) to the extent that Losses arise or result from (x) TransAct’s breach of any representation, warranty, covenant, or obligation of TransAct under this Agreement; or (y) the negligence or reckless or willful misconduct of TransAct in connection with the Licensed Products or the Services.
8.2          Indemnification by TransAct.  TransAct shall defend, indemnify, and hold harmless [***] and its officers, directors, employees, agents, contractors, successors, and assigns (each, a “[***] Indemnitee”) from and against any and all Losses incurred by the [***] Indemnitee resulting from any Action by a third party that arises out of or results from, or is alleged to arise out of or result from (a) TransAct’s breach of any representation, warranty, covenant, or obligation of TransAct under this Agreement; or (b) the negligence or reckless or willful misconduct of TransAct in connection with the Licensed Products or the Services, except (with regards to both (a) and (b) above) to the extent that Losses arise or result from (x) [***]’s breach of any representation, warranty, covenant, or obligation of [***] under this Agreement; or (y) the negligence or reckless or willful misconduct of [***] in connection with the Licensed Products or the Services.

8.3          Indemnification Procedure.  The Party seeking indemnification hereunder (the “Indemnified Party”) will promptly notify the other Party (the “Indemnifying Party”) in writing of any Action for which it seeks to be indemnified pursuant to Section 8 and cooperate with Indemnifying Party in the defense of such Action at the Indemnifying Party’s cost and expense (provided that the Indemnifying Party shall not be required to compensate the Indemnified Party for its personnel’s time spent providing such cooperation).  The Indemnifying Party shall immediately take control of the defense and investigation of such Action and shall employ counsel reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense.  The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent, unless such settlement is limited to monetary damages fully paid by the Indemnifying Party and does not include any admission of liability or equitable remedy.  An Indemnified Party’s failure to give prompt notice under this Section 8.3 will not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure.  The Indemnified Party may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.
8.4          Infringement Remedy.  If any of the Licensed Products, or any component thereof, other than any proprietary materials of TransAct, is found to be infringing or if any use of any Licensed Products or any component thereof is enjoined, threatened to be enjoined, or otherwise the subject of an infringement claim (collectively, an “Infringement Claim”), [***] shall, at [***]’s sole cost and expense, do one of the following as determined by [***]: (i) procure for TransAct and its customers the right to use the infringing Licensed Products, (ii) replace the infringing Licensed Products with a non-infringing, functionally equivalent one, (iii) suitably modify any infringing Licensed Products so that it is non-infringing, or (iv) refund to TransAct a pro-rata portion of any Monthly Fees paid to [***] with respect to the period remaining after the date of such Infringement Claim.  The remedies set forth in this Section 8.4 are in addition to, and not in lieu of, all other remedies that may be available to TransAct under this Agreement or otherwise, including TransAct’s right to be indemnified for such Actions.
8.5          Disclaimer; Limitation.
(a)          EXCEPT AS SET FORTH BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
(b)          EXCEPT AS SET FORTH BELOW, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000).

(c)          The limitations described in this Section 8.5 will not apply to: (i) claims of a breach of [***]’s or TransAct’s obligations under Section 6 (Confidential Information); (ii) claims of infringement of a third party’s intellectual property rights; (iii) [***]’s or TransAct’s indemnification obligations under this Agreement; (iv) claims arising out of, in connection with or resulting from the misuse or appropriation of Confidential Information or any Licensed Products by either Party; (v) claims relating to property damage or personal injury; or (vi) either Party’s intentional misconduct that is tortious or criminal, or committed with the knowledge that such misconduct was reasonably certain to materially damage the other Party.
8.6          Mutual Warranties.  Each Party represents and warrants to the other Party as follows:
(a)          it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws of its jurisdiction of incorporation or organization;
(b)          it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder;
(c)          the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary action of the party;
(d)          the execution, delivery and performance of its obligations hereunder will not violate any contractual or other legal obligation of [***] or any rights of any third parties, and
(e)          when executed and delivered by both Parties, this Agreement will constitute the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms.
8.7          [***] Warranties.  [***] represents and warrants to TransAct as follows:
(a)          [***] shall perform the Services in a timely, professional and workmanlike manner, using a high degree of skill, care, consistent with standards for performance of the Services consistent with industry best practices and agreed to by the Parties in this Agreement (including the attachments).
(b)          The Licensed Products shall materially conform to all relevant specifications, and be free of material or frequent defects, for a period of ten (10) years from delivery to TransAct.  [***] agrees to correct promptly any such Licensed Products not in compliance with this warranty.
(c)          The Licensed Products comply with, and [***] is in compliance with, and will perform all Services in compliance with, all applicable laws, rules and regulations, including all applicable data protection and privacy laws with respect to any data of TransAct customers, including, without limitation, the European Union’s Data Protection Directive (95/46/EC), Directive on Privacy and Electronic Communications (2002/58/EC), General Data Protection Regulation (2016/679).

(d)          [***] owns all proprietary rights, including any patent, copyright, trade secret, trademark and other proprietary rights, in and to the Licensed Products and has all requisite rights to grant the licenses to TransAct contemplated in this Agreement.
(e)          The Licensed Products do not and will not infringe any Third-Party Rights.
(f)          The Licensed Products shall not contain any viruses, worms, trap doors, timers, clocks, counters, time locks, time bombs, logic bombs, Trojan horses or other limiting code, design, instruction or routines which is designed, or intended to do any of the following either automatically or without the intentional action of TransAct: (i) altering, deleting or interfering with any data, information, software or subsystems; (ii) damaging, destroying, disabling, suspending the operation of, or altering the operation of the Licensed Products or other software or components thereof; or (iii) causing the Licensed Products or other software or components thereof to become inoperable or otherwise incapable of being used in the full manner for which they were provided under this Agreement.
(g)          The Licensed Products will be, and as installed in the TransAct operating environment (or any successor thereto) and used in accordance with the Documentation will function in all respects in conformity with this Agreement (including the attachments) and the specifications and Documentation for the Licensed Products; and any media on which any Software is delivered will be free of damage or defect in design, material, and workmanship, and will remain so under ordinary use as contemplated by this Agreement and the specifications and, with respect to the Software component thereof, the Documentation therefor.
(h)          [***] will have production-ready versions of the individual applications that comprise the BOHA! Solution listed on Exhibit C available for resale to TransAct customers not later than the dates indicated on Exhibit C unless [***] notifies TransAct in advance that despite reasonable best efforts an individual application will not be ready by the date specified on Exhibit C, in which case both Parties shall mutually agree upon a reasonable extension of such date for such application to be ready.

9.          Term and Termination.
9.1          Term.  Unless otherwise terminated as specified herein, the term of this Agreement will commence on the Effective Date and will continue through December 31, 2031 (this initial term and all renewal terms, if any, collectively, the “Term”).  This Agreement shall continue in full force and effect for additional one-year terms thereafter unless either Party gives not less than ninety (90) days written notice of termination prior to expiration of the then-effective Term.
9.2          Termination for Breach.  Either Party may cancel or terminate this Agreement, without liability, by giving written notice of breach or default if the other (a) becomes insolvent, unable to pay its debts when due, or the subject of bankruptcy proceedings not terminated within thirty (30) days of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property; or (b) breaches or defaults on any of its obligations under this Agreement and fails to cure such breach or default within forty five (45) days after receipt of written notice specifying the nature of such breach or default.

9.3          Effect of Termination.  Upon termination of this Agreement for any reason, both Parties agree to: (a) return to the other Party or destroy all copies of any Confidential Information received from the other Party in connection with this Agreement (provided that each Party may retain such copies of Confidential Information as are resident on any electronic back-ups of its systems, provided further that any such Confidential Information so retained remains subject to the provisions of non-disclosure and non-use set forth in Section 6); (b) [***] agrees to provide reasonable cooperation and assistance to TransAct in transitioning the Services to an alternate service provider for compensation on a time and materials basis; (c) should TransAct receive fees from existing customers after this Agreement has been terminated or expires [***] shall support those customers as long as [***] is compensated with its share of Monthly Fees under Section 4.1; and (d) [***] will promptly refund to TransAct any unrepaid amount of the Base Fee should TransAct terminate this Agreement under Section 9.2 (Termination for Breach) above.  Except for non-payment of amounts due hereunder, no expiration or termination of this Agreement will affect TransAct’s rights in any of the Licensed Products so long as TransAct customers continue to use the Licensed Products and the related Monthly Fees are paid to [***].  Should TransAct terminate this Agreement for reasons other than Section 9.2 (Termination for Breach), then at the time if there are any Base Fees still due and outstanding to TransAct they will be forfeited.   Termination of this Agreement by either Party will be without prejudice to that Party’s other rights and remedies hereunder.  The following Sections, and any other right or obligation of the Parties in this Agreement that, by its nature, should survive termination or expiration of this Agreement, shall survive the expiration or termination of this Agreement: Section 2.2 (Maintenance and Support); Section 4.1(c) (Monthly Fees); Section 6 (Confidential Information); Section 7 (Intellectual Property Rights); Section 8 (Indemnification; Limitation of Liability; Warranties); and Section 10 (Miscellaneous).
10.          Miscellaneous.
10.1          Effect of Bankruptcy.  All rights and licenses granted by [***] under this Agreement (including, without limitation, all rights and licenses to the Licensed Products) and the Escrow Agreement (as defined below) are and will be deemed to be rights and licenses to “intellectual property”, and all Licensed Products are and will be deemed to be “embodiment(s) of intellectual property” for purposes of, and as such terms are used in and interpreted under, Section 365(n) of the United States Bankruptcy Code (the “Code”) (11 U.S.C. § 365(n)).  The non-bankrupt or insolvent Party shall have the right to exercise all rights and elections under the Code and all other applicable bankruptcy, insolvency and similar laws with respect to this Agreement and the subject matter hereof with respect to the other Party.
10.2          Escrow.  In order to facilitate the agreements of the Parties hereunder and to provide continuity of services contemplated by this Agreement to any TransAct Active Customers or TransAct Active Prospects, the Parties agree to promptly and in good faith enter into a source code escrow agreement (the “Escrow Agreement”) with a recognized escrow firm, on standard and commercially reasonable terms and conditions, with respect to the Software and Documentation licensed under this Agreement, including, but not limited to, the escrow release conditions set forth on Schedule B.

TransAct shall be responsible for the costs of maintaining such source code escrow, including the fees of the agent thereunder.  The Parties agree to maintain such Escrow Agreement for the Term.  In connection therewith, [***] represents and warrants that it shall store with such escrow firm the Software source code (including all project files required to build both the server and client components of the BOHA! Solution) and the accompanying Documentation.  [***] represents and warrants that it shall keep such escrow up-to-date with the current Software source code and Documentation (new escrow deposits at least once each calendar quarter, unless there have not been any material changes to the Software source code or Documentation during such quarter).
10.3          Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut without regard to conflict of laws principles.  Any claim or controversy arising out of or relating to this Agreement shall be brought exclusively in federal or state court located in Hartford, Connecticut.
10.4          Waiver.  No failure or delay on the part of any Party in exercising any right hereunder, irrespective of the length of time for which such failure or delay shall continue, will operate as a waiver of, or impair, any such right.  No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any right hereunder will be effective unless given in a signed writing.
10.5          Further Assurances.  Each Party to this Agreement will, at the request of the other Party and without charge (provided that the cost to the providing Party is reasonable under the circumstances), execute and deliver all such further instruments and documents as may be reasonably requested to further confirm, carry out and otherwise accomplish the intent and purpose of this Agreement.
10.6          Severability.  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.
10.7          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of receipt) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.7).

If to [***]:
[***]
If to TransAct:
TransAct Technologies Incorporated
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, CT 06518
Tel: (203) 859-6800
Fax: (203) 949-9048
E-Mail: sdemartino@transact-tech.com
10.8          Subcontractors.  [***] may use subcontractors in its reasonable discretion to provide certain Services and development of Licensed Products.  Notwithstanding any subcontracting of Services or development of Licensed Products, [***] shall not be relieved of its performance or obligations under this Agreement.  [***] shall be solely responsible for each subcontractor’s full and timely performance, and the acts and omissions of each subcontractor shall be deemed and treated as the acts and omissions of [***] itself.  [***] shall also be solely responsible for compensating any subcontractors engaged by [***].
10.9          Headings.  The section headings are intended for reference only and do not affect the meaning or interpretation of this Agreement.
10.10          Timing of Services.  [***] acknowledges that with respect to [***]’s obligations hereunder that prompt and timely performance of all such obligations in accordance with this Agreement is required.
10.11          Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives and assigns.
10.12          Force Majeure.  Each Party hereto shall be excused from default or delay in the performance of its obligations hereunder, if and to the extent that such default or delay is: (i) caused by an act of God, or other causes beyond its reasonable control including, but not limited to, fires, riots, accident, explosion, flood, or storm.  The operation of the preceding sentence shall not, however, relieve a Party from its obligation to meet the time schedules required herein unless the Party shall have taken reasonable precautions to anticipate and avoid the occurrence of the force majeure event and upon its occurrence shall have used all commercially reasonable efforts to ameliorate or eliminate its effect.  In no event shall any postponement of either Party’s obligations hereunder as a result of a force majeure event exceed the period of time that the force majeure had an effect on such Party.  If a delay or interruption of performance by either Party resulting from a force majeure event exceeds thirty (30) days, then the other Party may terminate this Agreement by delivering written notice of termination specifying the date of termination, even though such event does not constitute a breach of this Agreement.
10.13          Assignment.  Neither this Agreement, nor any of the rights or obligations hereunder, may be assigned or delegated by [***] without the prior written consent of TransAct, which consent shall not be unreasonably withheld.  For purposes of the foregoing, a change in control or ownership (whether resulting from a merger, sale or otherwise) of [***], shall be deemed an assignment restricted hereunder.  TransAct may assign or otherwise transfer this Agreement to an affiliate of TransAct or in connection with any merger, consolidation, or reorganization involving TransAct (regardless of whether TransAct is the surviving or disappearing entity), or a sale of all or substantially all of TransAct’s assets or business relating to this Agreement to a third party.  Any assignment or delegation in violation of the foregoing shall be null and void.

10.14          Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement shall be effective unless in writing signed by the Parties.
10.15          Non-Solicitation of Employees. During the Term of this Agreement and for twelve (12) months after any expiration or termination of this Agreement, neither Party shall, without the prior written consent of the other, solicit or hire any person employed by the other or formerly employed by the other within the preceding six months (for clarification, general advertisements shall not be considered solicitation of persons).
[signature page follows]

IN WITNESS WHEREOF the Parties have entered into this Agreement as of the Effective Date.
[***] By: _/s/ [***]_______________________ Name: __[***]________________________ Title: __President & CEO______________	TRANSACT TECHNOLOGIES INCORPORATED By: __/s/ Steven A. DeMartino_________ Name: __Steven A. DeMartino___________ Title: __President and CFO_____________

EXHIBIT A
[1] [Insert general description of [***] Applications’ functionality, etc.]
[2]  The Software shall be compatible with the following TransAct products:
a.	AccuDate XL2e (Android)
i.	203 dpi printing
ii.	Android Lollipop (v5.x)
iii.	XGA, 1024 x 768 and has a 4:3 aspect ratio
iv.	56 mm print head (= 448 dots/raster line)
v.	Maximum label width = 59mm
b.	AccuDate TXL / Project Nome (Android)
i.	300 dpi printing
ii.	Android 8
iii.	WXGA, 1280 x 800 with a 16:10 aspect ratio.
iv.	73.15 mm print head (= 864 dots/raster line)
v.	Maximum label width = 80mm

EXHIBIT B
[***]

EXHIBIT C

[***]

Schedule A

Customer Support

Bug Classifications and Expected Response Times
The following sections define the SLA for 3 bug levels with their respective definitions provided.
HIGH
A problem that severely impacts the use of the software in a production environment, such as the inability to print labels or other parts of the standard workflow.  The situation halts TransAct’s customer’s use of the product in its business operations and no procedural workaround exists.
First response: Acknowledgement of issue within 2 hours (resolution ETA may be unknown.)
Follow-up responses: Every 12 hours until resolved
MEDIUM
A problem where the software is functioning but TransAct’s customer’s use in a production environment is severely reduced, such as a label not printing correctly, a menu update not loading, or a problem with the web portal that impacts menu creation or device management.  The situation is causing a high impact to portions of TransAct’s customer’s business operations and no procedural workaround exists.
First response: Acknowledgement of issue within 24 regular business hours (resolution ETA may be unknown.)
Follow-up responses: Every 24 hours until resolved
LOW
A problem that involves partial, non-critical loss of use of the software or a function thereof such as the inability to view media content on the terminal, or the label designer not placing objects where required in the web portal.  For production environments, there is a medium-to-low impact on TransAct’s customer’s business, but your business continues to function, including by using a procedural workaround.
First response: Acknowledgement of issue within 48 regular business hours
Follow-up responses: When resolved
NOTE
The use of the term “software” in the definitions above includes both the Android application, as well as the Web Portal and other associated apps.

Service Levels
System Uptime SLA
This section addresses [***]’s responsibilities for system uptime.  As part of this, [***] will make available a web page where TransAct’s customers can check uptime for the month and current status.
UPTIME
Availability Standard. “Available” means the Hosted Services are available and operable for remote electronic access and use by Transact and its customers.  Excluding Scheduled Downtime and Third Party Outages, [***] shall make the Hosted Services available in the following monthly uptime percentages (the “Monthly Uptime Percentages”) measured in total minutes during the applicable month.
(i)	[***] commits to a monthly uptime of 97.75% (or 120 minutes of permitted downtime)
(ii)	In case of special large contracts (between TransAct and its customers), [***] will work with Transact to address any special SLA requirements the TransAct customer has.
“Scheduled Downtime” means all scheduled outages, in whole or in part, for maintenance and support, provided that
(i)	[***] shall notify Transact at least 5 days in advance of all scheduled outages,
(ii)	No such scheduled outage shall last longer than one hour or occur more frequently than once a week, and
(iii)	The are scheduled between the hours of 11:00 p.m. and 7:00 am (US EST).
“Third Party Outages” means periods of downtime caused, in whole or in part, by
(i)	Transact, its customers or any of their respective employees, agents, or affiliates, or
(ii)
Internet or other network traffic problems which are completely outside of the control of [***] and cannot be mitigated by [***].  An example of network traffic problems completely outside of the control of [***] is the Transact Identity that will be provided by Transact.

Schedule B
Source Code Escrow Release Conditions:
•          [***] publicly announces its intention to cease its ongoing business operations or such intention or actual cessation of business is reported by the news media;
•          [***] publicly announces its intention to cease providing, or refuses to provide to TransAct, maintenance or other support of the Software substantially on the terms and conditions described in the Agreement;
•          [***] makes a general assignment for the benefit of its creditors;
•          [***] is unable or admits in writing its inability to pay its debts as they become due;
•          [***] is dissolved, insolvent, bankrupt or the subject of receivership;
•          [***] authorizes, applies for, or consents to the appointment of a trustee or liquidator of all or a substantial part of its assets or has proceedings seeking such appointment commenced against it which are not dismissed within sixty (60) days of such commencement;
•          [***] files a voluntary petition under title 11 of the United States Code or under any bankruptcy, insolvency, or any similar law of any jurisdiction or has proceedings under any such law instituted against it, which, if such proceedings are instituted against [***], are not terminated within sixty (60) days of such commencement;
•          Any substantial part of [***]'s property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within sixty (60) days thereafter;
•          TransAct terminates the Agreement pursuant to Section 9.2(b) thereof;
•          [***] transfers of all or substantially all of its assets to a third party except in connection with a continuation of [***]'s business;
•          Joint written instructions from [***] and TransAct.

[***] Certain information in this document has been excluded pursuant to Item (601)(b)(10) of Regulation S-K because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT NO. 1 TO MASTER LICENSE AGREEMENT
This Amendment No. 1 to Master License Agreement, dated as of February 22, 2019 (this "Amendment") is dated as of May 5th, 2019 (the “Amendment Effective Date”) by and between TransAct Technologies Incorporated, having an address at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut 06518, USA (“TransAct”) and [***], each a “Party” and collectively the “Parties.”
BACKGROUND
A.          The Parties have entered into a Master License Agreement, dated as of February 22, 2019 (as amended or otherwise modified from time to time, the "Existing Agreement");
B.          TransAct proposed to enter into an agreement with [***] pursuant to which TransAct will provide the BOHA! MTO Labeling application to [***] subject to certain customized service levels;
C.          The Parties desire to amend the Existing Agreement to reflect certain changes to the Existing Agreement on the terms and subject to the conditions set forth herein; and
D.          Pursuant to Section 10.14 of the Existing Agreement, amendments to the Existing Agreement must be in writing and signed by the Parties.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties, intending to be legally bound, agree as follows:
1.          Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.          Amendments to the Existing Agreement. As of the Amendment Effective Date, the Existing Agreement is hereby amended or modified as follows:
(a)
Section 2.2 of the Existing Agreement is hereby amended by inserting immediately following the words "[***] shall offer such product support 24 hours per day, seven days per week, as described in Section 2.6." the words "The Parties may provide, in any amendment to or modification of Schedule A, for specific mutually agreed remedies in the event of a breach of Schedule A."

(b)	Schedule A of the Existing Agreement is hereby amended by adding the following provision at the end of the portion of such Schedule A called “UPTIME” under “Service Levels”:
“Availability Standard for [***]

Notwithstanding the availability provisions set forth above, with respect to TransAct’s provision of the BOHA! MTO Labeling application to [***] pursuant to a written agreement between TransAct and [***], [***] shall make the Hosted Services available, as measured over the course of each calendar month, at least 99.95% of the time between the hours of 6:00 AM to 9:00 PM (Eastern time) Monday through Friday during weekdays (Monday through Friday) (the “[***] Uptime Requirements”).  In the event that under any such agreement with [***], TransAct is required to pay any penalties or credits to [***] (whether by direct payment or setoff against amounts owed by [***] to TransAct) as a result of [***]’s breach of the [***] Uptime Requirements (“[***] Credits”), TransAct shall have the right to setoff [***] of the amount of such [***] Credits against amounts owed by TransAct to [***] under this Agreement.”
3.          Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to any other provision of the Existing Agreement. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
4.          Miscellaneous.
(a)	This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut without regard to conflict of laws principles.
(b)	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
(c)	The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)
This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)
This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

[***] By: _/s/ [***]_______________________ Name: _[***]_________________________ Title: _President & CEO________________	TRANSACT TECHNOLOGIES INCORPORATED By: _/s/ Steven A. DeMartino__________ Name: _Steven A. DeMartino____________ Title: _President and CFO______________

[***] Certain information in this document has been excluded pursuant to Item (601)(b)(10) of Regulation S-K because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT NO. 2 TO MASTER LICENSE AGREEMENT
This Amendment No. 2 to Master License Agreement, dated as of February 22, 2019 (this "Amendment") is dated as of August 15, 2019 (the “Amendment Effective Date”) by and between TransAct Technologies Incorporated, having an address at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, Connecticut 06518, USA (“TransAct”) and [***], each a “Party” and collectively the “Parties.”
BACKGROUND
A.          The Parties have entered into a Master License Agreement, dated as of February 22, 2019, as amended by an Amendment No. 1 thereto, dated May 5, 2019 (as amended or otherwise modified from time to time, the "Existing Agreement");
B.          TransAct and [***] are parties to a certain Loan and Security Agreement, dated as of August 15, 2019 (the “Loan Agreement”) pursuant to which TransAct has agreed to make certain advances of funds to [***] as set forth therein;
C.          The Loan Agreement requires that the Existing Agreement be amended to provide for a right of setoff by TransAct against amounts due to [***] under the Existing Agreement in certain events as described therein;
D.          The Parties desire to amend the Existing Agreement to reflect certain changes to the Existing Agreement on the terms and subject to the conditions set forth herein; and
E.          Pursuant to Section 10.14 of the Existing Agreement, amendments to the Existing Agreement must be in writing and signed by the Parties.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties, intending to be legally bound, agree as follows:
1.          Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.          Amendments to the Existing Agreement. As of the Amendment Effective Date, the Existing Agreement is hereby amended to add a new Section 4.7 to read entirely as follows:
“4.7          Right of Setoff.  TransAct and [***] are parties to a certain Loan and Security Agreement, dated as of August 15, 2019 (the “Loan Agreement”) pursuant to which TransAct has agreed to make certain advances of funds to [***] as set forth therein.  In the event that [***] has not repaid the Obligations (as defined in the Loan Agreement) in full within thirty (30) days of the Maturity Date (as defined in the Loan Agreement) TransAct shall be entitled to setoff the amount of such unpaid Obligations from time to time against any amounts otherwise payable to [***] hereunder, including, without limitation, the Monthly Fees and White Label Fees (“Setoff Amounts”), and to retain such amounts setoff as payment of such Obligations, in which case any amounts which are setoff by Transact shall automatically be credited towards the amounts of the Obligations otherwise owed and payable by [***] under the Loan Agreement and such amounts shall be deemed repaid by [***] under the Loan Agreement.  TransAct shall provide [***] a written record of any Setoff Amounts describing the source and amount of such Setoff Amounts promptly following such setoff.  The setoff rights of TransAct under this Section 4.7 shall terminate automatically on the earlier of (i) the closing of the Transaction (as defined in the Loan Agreement), and (ii) such time as the Obligations have been paid to TransAct in full pursuant to the terms of the Loan Agreement (other than contingent indemnification obligations for which no claim has been made).

3.          Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to any other provision of the Existing Agreement. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.
4.          Miscellaneous.
(a)	This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Connecticut without regard to conflict of laws principles.
(b)	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
(c)	The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)
This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)
Except as provided in the Loan Agreement, this Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

[***] By: _/s/ [***]_______________________ Name: _[***]_________________________ Title: _President & CEO_______________	TRANSACT TECHNOLOGIES INCORPORATED By: _/s/ Steven A. DeMartino__________ Name: _Steven A. DeMartino____________ Title: _President and CFO______________

[***] Certain information in this document has been excluded pursuant to Item (601)(b)(10) of Regulation S-K because it is not material and would likely cause competitive harm to the registrant if publicly disclosed.

THIRD AMENDMENT
TO
MASTER LICENSE AGREEMENT
This Third Amendment to Master License Agreement (this “Third Amendment”) is made and entered into as of September 8, 2020 (the “Third Amendment Effective Date”), by and between [***], and TransAct Technologies Incorporated (“TransAct”).
WHEREAS, [***] and TransAct previously entered into that certain Master License Agreement, fully executed as of February 22, 2019 (the “Original Agreement”) and amended by an Amendment No. 1 dated May 5, 2019 and by an Amendment No. 2 dated August 15, 2019; and
WHEREAS, the Original Agreement had pricing set at specified levels, and [***] and TransAct now wish to modify the pricing of some of the licensed products.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [***] and TransAct agree as set forth in this Third Amendment.
1.	Exhibit B of the Original Agreement is hereby deleted in its entirety and replaced with the following:
[***]
* [***] and TransAct will review this pricing 18 months from the Third Amendment Effective Date and will work together in good faith to adjust pricing to a mutually agreeable level if either party believes a change is necessary
2.
All other terms and provisions of the Original Agreement are hereby ratified, adopted and reaffirmed and shall remain in full force and legal effect, except only those which are explicitly changed by this Third Amendment.  To the extent that there is a conflict between the terms and provisions of the Original Agreement and this Third Amendment, the terms and provisions of this Third Amendment shall govern for purposes of the subject matter of this Third Amendment only.

3.
This Third Amendment and the Original Agreement constitute the entire understanding and agreement, and supersede any and all prior or contemporaneous representations, understandings, and agreements, whether oral or written, between [***] and TransAct relating to the subject matter of this Third Amendment and the Original Agreement.  This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, [***] and TransAct, by their duly authorized representatives, have executed this Third Amendment as of the Third Amendment Effective Date.

[***]	TransAct Technologies Incorporated
/s/ [***] Authorized Signatory [***] Name President and CEO Title	/s/ Steven A. DeMartino Authorized Signatory Steven A. DeMartino Name President and CFO Title